EXHIBIT 32.2

  CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the accompanying Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2065 of BrightStar Information Technology Group, Inc. (the "Form 10-Q"), I, John Coogan, Chief Financial Officer, of BrightStar Information Technology Group, Inc., certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (3) such Form 10-QSB for the quarterly period ended March 31, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (4) the information contained in such Form 10-QSB for the quarterly period ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of BrightStar Information Technology Group, Inc.


      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BrightStar Information Technology Group, Inc. and will be retained by BrightStar Information Technology Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 15, 2006                        BY:    /s/ John M. Coogan
                                                 -------------------------------
                                                 John M. Coogan
                                                 Chief Financial Officer

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